Exhibit 5.2

August 5, 2026

The Macerich Company

401 Wilshire Boulevard

Suite 700

Santa Monica, California 90401

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to The Macerich Company, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the issuance of up to 122,595 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), covered by the above-referenced Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) and the Prospectus Supplement (as hereinafter defined), each filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on August 5, 2026. A portion of the Shares (the “OP Shares”) are issuable from time to time by the Company to the holders of common units of limited partnership interest (“OP Common Units”) in The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), which may be issued upon conversion of Series D Preferred Units of limited partnership interest in the Operating Partnership into OP Common Units and redeemed by the Company for the OP Shares. A portion of the Shares (the “MACWH Shares”) are issuable from time to time by the Company to the holders of (a) common units of limited partnership interest (“MACWH Common Units”) in MACWH, LP, a Delaware limited partnership (“MACWH”), outstanding (the “Outstanding MACWH Common Units”) as of the date of the Prospectus Supplement and (b) MACWH Common Units (the “New MACWH Common Units”), which may be issued upon conversion of the Class A Convertible Preferred Units of limited partnership interest in MACWH (“MACWH CPUs”) into MACWH Common Units, in each case upon redemption by the Company of the MACWH Common Units for the MACWH Shares. A portion of the Shares (the “MACWH CPU Shares”) are issuable from time to time by the Company to the holders of MACWH CPUs which may be redeemed by the Company for the MACWH CPU Shares. The OP Shares, the MACWH Shares and the MACWH CPU Shares are collectively referred to herein as the “Shares.”

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

The Macerich Company

August 5, 2026

2. The Prospectus, dated August 5, 2026, as supplemented by a Prospectus Supplement, dated August 5, 2026 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. Resolutions adopted by the Board of Directors of the Company relating to, among other matters, the registration and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7. The Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “OP Partnership Agreement”), certified as of the date hereof by an officer of the Company;

8. The 2005 Amended and Restated Agreement of Limited Partnership of MACWH (the “MACWH Partnership Agreement”), certified as of the date hereof by an officer of the Company;

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

The Macerich Company

August 5, 2026

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article EIGHTH of the Charter.

6. The OP Common Units will be validly issued in accordance with the terms of the OP Partnership Agreement.

7. The Outstanding MACWH Common Units and the MACWH CPUs have been, and the New MACWH Common Units will be, validly issued in accordance with the terms of the MACWH Partnership Agreement.

8. Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the OP Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions, the Prospectus Supplement and the OP Partnership Agreement, the OP Shares will be validly issued, fully paid and nonassessable.

3. The issuance of the MACWH Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions, the Prospectus Supplement and the MACWH Partnership Agreement, the MACWH Shares will be validly issued, fully paid and nonassessable.

The Macerich Company

August 5, 2026

4. The issuance of the MACWH CPU Shares has been duly authorized and, when and to the extent issued in accordance with the Resolutions, the Prospectus Supplement and the MACWH Partnership Agreement, the MACWH CPU Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP